UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On October 1, 2021 (the “Closing Date”), FAT Brands Inc. (the “Company”) completed the issuance and sale in a private offering through its special purpose, wholly-owned subsidiary, FAT Brands Twin Peaks I, LLC (the “Issuer”), of an aggregate principal amount of $250,000,000 of Series 2021-1 Fixed Rate Secured Notes (the “Notes”). The net proceeds from the sale of the Notes were used by the Company to finance the cash portion of the purchase price for the acquisition of Twin Peaks Buyer, LLC and its direct and indirect subsidiaries (collectively, “Twin Peaks”) in a transaction that was completed on the Closing Date, as discussed further below under Item 2.01. The Notes were offered and sold to qualified institutional buyers through Jefferies LLC, as the initial purchaser, pursuant to the exemptions from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside of the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Terms of the Notes

The Notes were issued pursuant to a Base Indenture, dated as of the Closing Date (the “Base Indenture”), as amended by the Series 2021-1 Supplement (the “Series 2021-1 Supplement”), dated as of the Closing Date, each of which is by and among the Issuer and UMB Bank, N.A., as trustee (in such capacity, the “Trustee”) and as securities intermediary. The Notes were issued in three tranches: (i) 7.00% Series 2021-1 Fixed Rate Senior Secured Notes, Class A-2, in an initial principal amount of $150,000,000; (ii) 9.00% Series 2021-1 Fixed Rate Senior Subordinated Secured Notes, Class B-2, in an initial principal amount of $50,000,000; and (iii) 10.00% Series 2021-1 Fixed Rate Subordinated Secured Notes, Class M-2, in an initial principal amount of $50,000,000.

Scheduled payments of principal and interest on the Notes are required to be made on a quarterly basis, in each case from amounts that are available for payment thereon under the Base Indenture. The legal final maturity of the Notes is July 25, 2051, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Notes will be repaid on July 25, 2023 (the “Anticipated Call Date”). If the Issuer has not repaid or refinanced the Notes by the Anticipated Call Date, additional interest equal to 1.0% per annum will accrue on each tranche of Notes. If the Issuer has not repaid or refinanced the Class A-2 Notes by the Series 2021-1 Class A-2 Anticipated Repayment Date (as defined in the Series 2021-1 Supplement), additional interest equal to 2.5% per annum will accrue on the Class A-2 Notes.

Guarantee and Collateral Agreement

The Notes are generally secured by a security interest in substantially all of the assets of the Issuer and its subsidiaries (the “Guarantors” and, together with the Issuer, the “Securitization Entities”). Under the Guarantee and Collateral Agreement, dated October 1, 2021, by and among the Guarantors in favor of the Trustee, the Guarantors have guaranteed the obligations of the Issuer under the Indenture and related documents and secured the guarantee by granting a security interest in substantially all of their assets (the “Securitized Assets”). On the Closing Date, the Securitized Assets included all of the revenue-generating assets of the Guarantors.

The Notes are the obligations only of the Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Issuer under the Indenture or the Notes.

Management Agreement

Under the terms of the Management Agreement, dated October 1, 2021, by and among the Company, the Securitization Entities and the Trustee, the Company will act as the manager with respect to the Securitized Assets (in such capacity, the “Manager”). The primary responsibilities of the Manager under the Management Agreement are to perform certain management, franchising, distribution, intellectual property and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets. The Management Agreement provides for a management fee payable monthly by the Issuer to the Manager in the amount of $208,333.33, subject to three percent (3%) annual increases.

The Manager will manage and administer the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standards set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the Manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not compensated by payment of the management fee or is otherwise not reasonably assured or provided to it.

Subject to limited exceptions set forth in the Management Agreement, the Manager will indemnify each Securitization Entity, the Trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) failure of the Manager to perform or observe its obligations under the Management Agreement, (b) the breach by the Manager of any representation, warranty or covenant under the Management Agreement, or (c) the Manager’s negligence, bad faith or willful misconduct in the performance of its duties under the Management Agreement.

Covenants and Restrictions

The Notes are subject to covenants and restrictions customary for transactions of this type, including: (i) that the Issuer maintain specified reserve accounts to be used to make required payments in respect of the Notes; (ii) provisions relating to optional and mandatory prepayments, and the related payment of specified amounts; (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective; and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are subject to customary rapid amortization events provided for in the Indenture, including events tied to failure of the Securitization Entities and Manager to maintain the stated debt service coverage ratio and leverage ratios, the sum of systemwide sales for all restaurants being below certain levels on certain measurement dates, certain Manager termination events, certain events of default and the failure to repay or refinance the Notes on the anticipated repayment dates. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure of the Securitization Entities to maintain the stated debt service coverage ratio, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties and certain judgments.

The above descriptions of the Base Indenture, Series 2021-1 Supplement, Guarantee and Collateral Agreement and Management Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements filed herewith as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its previously announced acquisition from Twin Peaks Holdings, LLC (the “Seller”) of Twin Peaks and its subsidiaries, which franchise and operate a chain of sports lodge restaurants. Immediately following the closing of the acquisition, the Company contributed to the Issuer 100% of its ownership interest in Twin Peaks Buyer, LLC, including all of its subsidiaries and operations, pursuant to a Contribution Agreement dated October 1, 2021.

The purchase price for the acquisition was $300,000,000, paid for by the Company in the form of $232,500,000 in cash and 2,847,393 shares of the Company’s Series B Cumulative Preferred Stock (the “Preferred Stock Consideration”). The Company agreed to register for resale the Preferred Stock Consideration and maintain the effectiveness of such registration for up to six years. The Seller has agreed to a lock-up period following the Closing with respect to the Preferred Stock Consideration, during which time the Seller may not offer, sell or transfer any interest in such shares. The lock-up provisions restrict sales until March 31, 2022 for 1,793,858 shares (the “Initial Put/Call Shares”) and September 30, 2022 for the remaining 1,053,535 shares (the “Secondary Put/Call Shares”), subject to certain exceptions set forth in the Put/Call Agreement (as defined below).

On the Closing Date, the Company and the Seller entered into a Put/Call Agreement (the “Put/Call Agreement”) pursuant to which the Company was granted the right to call from the Seller, and the Seller was granted the right to put to the Company, the Initial Put/Call Shares at any time until March 31, 2022 for a cash payment of $42,500,000, and the Secondary Put/Call Shares at any time until September 30, 2022 for a cash payment of $25,000,000, plus any accrued but unpaid dividends on such shares. If the Company does not deliver the applicable cash proceeds to the Seller when due, the amounts then due will accrue interest at the rate of 10.0% per annum. A copy of the Put/Call Agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on October 1, 2021 announcing the completion of the acquisition of Twin Peaks, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in the attached press release is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company will file the financial statements of Twin Peaks as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company will file pro forma financial information as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1 *	Unit Purchase Agreement, dated August 31, 2021, by and among FAT Brands Inc., Twin Peaks Holdings, LLC, and Twin Peaks Buyer, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 2, 2021).
4.1	Base Indenture, dated October 1, 2021, by and among FAT Brands Twin Peaks I, LLC, and UMB Bank, N.A., as trustee and securities intermediary.
4.2	Series 2021-1 Supplement to Base Indenture, dated October 1, 2021, by and among FAT Brands Twin Peaks I, LLC, and UMB Bank, N.A., as trustee and securities intermediary.
10.1	Guarantee and Collateral Agreement, dated October 1, 2021, by and among the Guarantors named therein in favor of UMB Bank, N.A., as trustee.
10.2	Management Agreement, dated October 1, 2021, by and among FAT Brands Inc., FAT Brands Twin Peaks I, LLC, each of the Guarantors named therein and UMB Bank, N.A., as trustee.
10.3	Put/Call Agreement, dated October 1, 2021, by and between FAT Brands Inc. and Twin Peaks Holdings, LLC.
99.1	Press release dated October 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* This filing excludes certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 6, 2021

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer